UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

September 16, 2021

Codiak BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39615	47-4926530
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

35 CambridgePark Drive, Suite 500

Cambridge, MA 02140

(Address of principal executive offices and zip code)

(617) 949-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CDAK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 16, 2021, Codiak BioSciences, Inc. (the “Company”) entered into the Second Amendment (the “Second Amendment”) to Loan and Security Agreement, which amended that certain Loan and Security Agreement, dated as of September 30, 2019, as amended pursuant to that certain First Amendment to Loan and Security Agreement, dated as of April 20, 2020, by and among the Company and each of its subsidiaries, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), and Hercules Capital, Inc., in its capacity as administrative agent and collateral agent for itself and the Lenders (the “Loan Agreement”).

The Second Amendment makes certain changes to the Loan Agreement, including, among other things, (i) increasing the time for the Company to draw on the third and fourth loan tranche commitments under the Loan Agreement from June 30, 2021 to December 15, 2021 and from December 15, 2021 to the expiration of the period in which interest-only payments on borrowings under the Loan Agreement are required, respectively; (ii) adding a fifth loan tranche commitment under the Loan Agreement in the amount of up to $20 million through September 30, 2023, upon satisfaction of certain clinical milestones; (iii) lowering the variable per annum rate of interest on borrowings under the Loan Agreement from the greater of (a) 9.00% plus the prime rate as reported in the Wall Street Journal minus 5.25% and (b) 9.00% to the greater of (a) 8.25% plus the prime rate as reported in the Wall Street Journal minus 3.25% and (b) 8.25%; (iv) extending the expiration of the period in which interest-only payments on borrowings under the Loan Agreement are required from May 1, 2022 to October 1, 2023; (v) further extending the expiration of the period in which interest-only payments on borrowings under the Loan Agreement are required from November 1, 2022 to October 1, 2024 in the event certain conditions as set forth in the Second Amendment are satisfied; and (vi) extending the maturity date for the term loans under the Loan Agreement from October 1, 2024 to October 1, 2025. Following the effective time of the Second Amendment, an aggregate of $85 million, subject to the terms and conditions of the Loan Agreement, may be made available to the Company for borrowing, $25 million of which was funded prior to the date of the Second Amendment.

The above description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2021 and will be incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2021	Codiak BioSciences, Inc.

	By:	/s/ Douglas E. Williams
	Name:	Douglas E. Williams, Ph.D.
	Title:	Chief Executive Officer and President